SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant Rule 14a-12

NORDSON CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Not Applicable

(2) Aggregate number of securities to which transaction applies: Not Applicable

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Not Applicable

	(4)	Proposed maximum aggregate value of transaction: Not Applicable

	(5)	Total fee paid:

Not Applicable

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: Not Applicable

	(2)	Form, Schedule or Registration Statement No.: Not Applicable

	(3)	Filing Party: Not Applicable

	(4)	Date Filed: Not Applicable

Nordson Corporation 28601 Clemens Road Westlake, OH 44145 USA	+1.440.892.1580 Phone www.nordson.com

January 2017

TO:	Participants in the Nordson Employees’ Savings Trust Plan (NEST) – Nordson Stock Fund and Nordson ESOP Fund

As a participant in the NEST – Nordson Stock Fund and/or Nordson ESOP Fund, you are a shareholder of Nordson Corporation and are entitled to vote on matters brought before the shareholders during Nordson’s February 28, 2017 Annual Meeting of Shareholders. You may cast your vote by proxy by following the instructions on how to vote by internet, telephone or mail provided with the Voting Instruction Form and Proxy Card.

Your vote is important, because when you vote, you are not only voting the Nordson shares allocated to your account. As a participant, you are also voting a pro rata portion of (a) those shares which have not yet been allocated to participant accounts and (b) those shares allocated to participant accounts for which the Trustee, John Hancock, does not receive voting instructions.

I urge you to read the Notice of 2017 Annual Meeting and Proxy Statement before voting. If you have not received the Notice and Proxy Statement or an Annual Report to Shareholders, please contact Corporate Communications at (440) 414-5606.

Sincerely,

Shelly M. Peet

Vice President

Enclosures